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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement of our report dated January 30, 1998 (except with respect to the matter discussed in Note 13 as to which the date is May 20, 1998) for the year ended December 31, 1997 and to all references to our Firm included in the registration statement.


                                          ARTHUR ANDERSEN LLP


Houston, Texas

December 1, 1998